RETAIL LEASE

     This Lease ("Lease") is entered into as of the date set forth in Section 1.1 by and between Landlord and Tenant.


             ARTICLE 1.     - BASIC LEASE PROVISIONS

     1.1  Effective Date:  _________________, 2001.
1.2 Landlord: Donahue Schriber Realty Group, L.P., a Delaware limited partnership.
1.3 Tenant: Arizona Furniture Corporation, a Nevada corporation, dba "Kincaid Furniture".
1.4  Tenant's Trade Name:  Kincaid Furniture.  (Article 9)
1.5 Project: The Summit at Scottsdale, located in the City of Scottsdale, County of Maricopa, State of Arizona.
1.6 Premises: Building 10, as shown on the Site Plan with an address of 32331 North Scottsdale Road, Scottsdale, Arizona. (Article 2)
1.7 Floor Area of Premises: Approximately fifteen thousand forty-three (15,043) square feet. (Article 2)
1.8 Term: One hundred twenty (120) months, with two (2) Option Terms of sixty (60) months each. (Article 3)
1.9 Time to Complete Tenant's Work: Sixty (60) days following "Substantial Completion of the Premises" (as hereinafter defined). (Article 3)
1.10 Minimum Annual Rent:  (Article 5)

Dollars Per                                  Years Following
Square
Foot Per Annum  Dollars     Per  Dollars     Per Commencement
                Annum            Month           Date

$15.00          $225,645.00      $18,803.75       1- 5
$17.00          $255,731.00      $21,310.92      6-10

                   Option Terms, if applicable

$19.00          $285,817.00      $23,818.08      11-15
$21.00          $315,903.00      $26,325.25      16-20

     1.11 Percentage Rent:  Three percent (3 %).  (Article 5)
1.12 Radius Restriction Area:  Five (5) miles.  (Article 9)
1.13 Use of Premises: The Premises shall be used for the retail sale of solid wood furniture and related accessories, and for no other use or purpose whatsoever. (Article 9)
1.14 Initial Promotional Assessment: One Thousand Five Hundred and 00/100 Dollars ($1,500.00) (Article 13)
1.15 Promotional Charge: Fifteen Thousand Forty-Three and 00/100 Dollars ($15,043.00) per annum, subject to adjustment as provided in Article 13.
1.16 Insurance Limits: Two Million and 00/100 Dollars ($2,000,000.00). (Article 14)
1.17 Security Deposit: Twenty-Five Thousand and 00/100 Dollars ($25,000.00). (Article 20)
1.18 Guarantor:  N/A.  (Exhibit E)
1.19 Broker(s): DeRito Partners (Landlord's Broker) and Staubach West, Inc. (Tenant's Broker). (Article 20)
1.20 Notices: To Landlord: Donahue Schriber Realty Group, L.P., c/o Donahue Schriber, 3501 Jamboree Road, Suite 300, South Tower, Newport Beach, California 92660, Attention: Asset Management;
To Tenant: 30600 North Pima Road, Lot 47, Scottsdale, Arizona 85262, Attention: Lease Administration. (Article 20)


                    ARTICLE 2.     - PREMISES

     2.1 Premises. Landlord leases to Tenant and Tenant leases from Landlord, for the "Term" (as defined in Article 3) and upon the covenants and conditions set forth in this Lease, the premises described in Section 1.6 ("Premises"). Notwithstanding anything contained in this Lease to the contrary, the Premises shall be deemed to include the roof, floor slab and foundations, and structural and exterior walls which are a part of or immediately adjacent to the Premises.
2.2 Reservation. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the repair, maintenance, use and replacement of pipes, ducts, utility lines and systems, structural elements serving the Project and for such other purposes as Landlord deems necessary. In exercising its rights reserved herein, Landlord shall not unreasonably interfere with the operation of Tenant's business on the Premises.
2.3 Floor Area. The term "Floor Area", as used in this Lease, shall mean all areas designated by Landlord for the exclusive use of a tenant measured from the exterior surface of exterior walls
(and extensions, in the case of openings) and from the center of interior demising walls, and shall include, but not be limited to, restrooms, mezzanines, warehouse or storage areas, clerical or office areas and employee areas. The Premises contain approximately the number of square feet of Floor Area specified in Section 1.7. Landlord and Tenant shall have the right during the first ninety (90) days following the "Commencement Date" (as hereinafter defined) to cause the Floor Area of the Premises to be remeasured by a licensed architect. Upon determination of the actual Floor Area of the Premises in the manner set forth above, the Minimum Annual Rent and all other charges payable by Tenant under this Lease which are determined with reference to the Floor Area of the Premises shall be adjusted accordingly. In the event the actual Floor Area is less than ninety percent (90%) or greater than one hundred ten percent (110%) of the number of square feet specified in Section 1.7, either party shall have the right to terminate this Lease upon delivery of written notice to the other party.


                      ARTICLE 3.     - TERM

     3.1 Term. This Lease shall be effective from and after the Effective Date specified in Section 1.1. The term of this Lease ("Term") shall commence on that date (the "Commencement Date") which is the earliest of: (a) the date Tenant initially opens for business to the public in the Premises, or (b) the date immediately following the expiration of the period set forth in
Section  1.9  as the "Time to Complete Tenant's Work"  after  the
"Substantial   Completion  of  the  Premises"   (as   hereinafter
defined).   The Term shall continue, unless sooner terminated  in
accordance with the provisions of this Lease, for the number of months specified in Section 1.8 from the first day of the month following the Commencement Date.
3.2 Extension Options. Provided that Tenant is not in default of any monetary or material non-monetary provision of this Lease at the time of exercise of an option to extend provided herein or at any time thereafter prior to the commencement of the applicable "Option Term" (as hereinafter defined), Tenant shall have the option to extend the Term of this Lease for the additional periods set forth in Section 1.8 of this Lease (such periods being referred to herein individually as the "Option Term" and collectively as the "Option Terms") only by giving Landlord written notice at least two hundred forty (240) one hundred eighty (180) days before the expiration of the initial Term or first Option Term, as appropriate. All of the terms, covenants, conditions, provisions and agreements applicable to the initial Term shall be applicable to the Option Terms, except that the Minimum Annual Rent payable during the Option Terms shall be as set forth in Section 1.10 above. The options to extend the Term pursuant hereto by the Option Terms shall be personal to the original Tenant signatory to this Lease and shall not be exercisable by or for the benefit of any assignee or subtenant of Tenant other than an assignee in connection with a "Permitted Transfer" pursuant to Section 12.4 below. All references in this Lease to the "Term" shall be deemed to mean the initial Term as extended by the Option Terms, as applicable. Tenant shall have no right to exercise an Option Term if Tenant has not paid Percentage Rent to Landlord for each of the two (2) years immediately preceding the year in which the Option Term may be exercised.


          ARTICLE 4.     - POSSESSION AND CONSTRUCTION

     4.1 Substantial Completion. The term "Substantial Completion of the Premises", as used in this Lease, shall mean the date Landlord notifies Tenant in writing that "Landlord's Work" (as specified in Exhibit C) is substantially complete to the point
that  Tenant's  contractor  may  commence  the  construction   of
"Tenant's Work" (as specified in Exhibit C) without unreasonable interference from Landlord's contractor performing Landlord's Work, if any.
4.2 Delivery of Possession. Tenant shall accept possession of the Premises from Landlord upon Substantial Completion of the Premises and shall diligently complete construction of the Tenant's Work on or before the Commencement Date. Tenant shall deliver each of the following to Landlord prior to Substantial Completion of the Premises: (a) executed copies of policies of insurance or certificates thereof (as required under Article 14);
(b) "Final Plans" (as defined in Exhibit C); and (c) a copy of Tenant's building permit, if issued by such date. At least thirty (30) days prior to the Commencement Date, Tenant shall pay the Security Deposit, first month's Promotional Charge, first month's Common Area Costs and first month's Minimum Annual Rent to Landlord on the date Tenant signs this Lease.
4.3 Tenant's Construction. Tenant shall commence construction of Tenant's Work upon Substantial Completion of the Premises and delivery of possession of the Premises to Tenant, and shall diligently prosecute same to completion. Tenant shall deliver to Landlord a copy of the certificate of occupancy for the Premises issued by the appropriate governmental agency upon completion of Tenant's Work.


                     ARTICLE 5.     - RENTAL

     5.1  Minimum Annual Rent.  Tenant shall pay the sum specified  in
Section 1.10 ("Minimum Annual Rent") in the monthly installments specified, in advance, on or before the first (1st) day of each month, without prior demand and without offset or deduction (except as expressly and specifically provided in this Lease), commencing on the Commencement Date. Should the Commencement
Date be a day other than the first (1st) day of a calendar month, then the monthly installment of Minimum Annual Rent for the first partial month shall be equal to one-thirtieth (1/30th) of the monthly installment of Minimum Annual Rent for each day from the
Commencement  Date to the end of the partial month.   Subject  to
Section  5.2 below, the Minimum Annual Rent payable under Section
1.10 and this Article 5 shall be adjusted on each of the dates and to the amounts specified in Section 1.10.
5.2 Adjustment to Minimum Annual Rent. The Minimum Annual Rent payable under Section 1.10 and this Article 5 shall be adjusted on each of the dates and to the amounts specified in Section
1.10. In addition, commencing with the first anniversary of the Commencement Date and on each anniversary of the Commencement
Date thereafter (each such anniversary being hereinafter referred to as an "Adjustment Date"), the Minimum Annual Rent payable for the month immediately preceding such Adjustment Date shall be adjusted to reflect the increases only, in the same percentage that the "Index" (as hereinafter defined) for the calendar month which is three (3) full months immediately preceding such Adjustment Date shall increase over the Index for the calendar month which is fifteen (15) full months immediately preceding such Adjustment Date. Notwithstanding the foregoing, in no event shall any adjustment pursuant to this Section 5.2 result in the Minimum Annual Rent being increased by less than four percent
(4%) of the Minimum Annual Rent in effect immediately preceding such adjustment. In the event the provisions of this Section 5.2 are partially or totally suspended as a result of governmental regulation, they shall be reinstituted upon termination or expiration of such regulation. Furthermore, upon termination or expiration of such regulation, the Minimum Annual Rent shall be adjusted, commencing with the next regular monthly installment of Minimum Annual Rent, to the amount that it would have been had the governmental regulation not been imposed. All such adjustments shall be compounded. The Minimum Annual Rent as adjusted shall be the Minimum Annual Rent until the next
Adjustment Date or the date the Minimum Annual Rent is next adjusted pursuant to Section 1.10. Notwithstanding anything contained in this Section 5.2 to the contrary, if the Minimum
Annual Rent adjusts on any anniversary of the Commencement Date pursuant to the terms of Section 1.10 (as opposed to an adjustment pursuant to the change in the Index as set forth above), the Index adjustment shall not occur on such anniversary, but shall occur on each anniversary thereafter for which an adjustment is not made to the Minimum Annual Rent pursuant to
Section 1.10 (as opposed to an Index adjustment pursuant to this Section 5.2).
5.3  Percentage Rent.

          (a) During the Term, Tenant shall pay to Landlord, as provided below, the dollar amount by which the percent specified in
Section 1.11 ("Percentage Rate") of Tenant's "Gross Sales" (as hereinafter defined) exceeds the Minimum Annual Rent paid by Tenant to Landlord during each calendar year (or, at Landlord's election, its fiscal year), or portion thereof, of the Term
("Percentage Rent").
(b) Tenant shall furnish or cause to be furnished to Landlord a statement of the monthly Gross Sales of Tenant within ten (10) days after the close of each calendar month and a statement of the annual Gross Sales of Tenant within thirty (30) days after the close of each calendar year. Such statements shall be in a form mutually acceptable to Landlord and Tenant. Such statements shall be certified as an accurate accounting of Tenant's Gross
Sales by an authorized representative of Tenant. Within ten (10) days after the end of each calendar month, Tenant shall pay to Landlord the amount, if any, by which the product of the Percentage Rate multiplied by the Gross Sales during the immediately-preceding calendar month exceeds the installment of Minimum Annual Rent which Tenant shall have paid for such month.
Within ninety (90) days after the close of each calendar year, an accounting of Tenant's Gross Sales during said calendar year and the amounts paid to Landlord as Minimum Annual Rent and as Percentage Rent during such calendar year shall be made by Landlord and, upon such accounting, an adjustment shall be made with respect to said Percentage Rent as follows: If Tenant shall have paid to Landlord an amount greater than Tenant is required to pay under the terms hereof, Tenant shall be entitled to a credit against Tenant's next payment of rent or other charge due to Landlord from Tenant in the amount of such excess rent paid, or if Tenant shall have paid an amount less than the rent required to be paid hereunder, Tenant shall pay to Landlord such difference within five (5) days of such determination. Upon termination of this Lease, if Tenant is not in default hereunder, Landlord shall refund to Tenant the amount of any excess, promptly upon Landlord's receipt of Tenant's request therefor.
(c) The term "Gross Sales", as used in this Lease, shall mean the gross selling price of all merchandise or services sold or rented in or from the Premises by Tenant, its subtenants, licensees and concessionaires (including, but not limited to, food and beverages; provided, however, this reference to food and beverages shall not be deemed to permit the sale of food or beverages from the Premises if not otherwise expressly permitted by this Lease), whether for cash or on credit and whether made by store personnel or by machines or whether made by catalogue or internet sale (from on or off the Premises), excluding therefrom the following: (i) sales taxes, excise taxes or gross receipts taxes imposed by governmental entities upon the sale of merchandise or services, but only if collected from customers separately from the selling price and paid directly to the respective governmental entities; and (ii) proceeds from the sale of fixtures, equipment or property which are not stock in trade;
(iii) merchandise returned to manufacturers or suppliers; and
(iv) bad debts and/or bad checks not to exceed in the aggregate one percent (1%) of Tenant's Gross Sales per calendar year and, if subsequently collected, such amounts shall be included in Gross Sales in the month and year in which they were collected
(the "Exclusions from Gross Sales"). Tenant shall use its reasonable good faith efforts to maximize Gross Sales from the Premises.

     5.4 Additional Rent. Tenant shall pay, as "Additional Rent", without offset or deduction, all sums required to be paid by Tenant to Landlord pursuant to this Lease in addition to Minimum
Annual  Rent.   Landlord shall have the same rights and  remedies
for the nonpayment of Additional Rent as it has with respect to the nonpayment of Minimum Annual Rent.
5.5 Place of Payment. Tenant shall pay Minimum Annual Rent and Additional Rent to Landlord at the address specified in Section 1.20, or to such other address and/or person as Landlord may from time to time designate in writing to Tenant.
5.6 Late Payments. If Tenant fails to pay when the same is due any Minimum Annual Rent or Additional Rent, the unpaid amounts shall bear interest at the Interest Rate, as defined in Section 20.9(k), from the date the unpaid amount was initially due, to and including the date of payment. In addition, if any installment of Minimum Annual Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after the date when due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of the delinquent amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant.


             ARTICLE 6.     - TENANT FINANCIAL DATA

     6.1 Recordation of Sales. At the time of a sale or other transaction, Tenant shall record the sale or other transaction in the presence of the customer, either in a cash register or computer with sealed continuous tape or by using any other method of recording sequentially numbered purchases and keeping a cumulative total.
6.2 Books and Records. For a period of five (5) three (3) years following the close of each calendar year, Tenant shall keep at the Premises or at any other location in the County in which the Premises is located, full and accurate books of account and records relative to transactions from the Premises in accordance with generally accepted accounting principles consistently applied.
6.3 Audits. Landlord, at any time within five (5) three (3) years after receipt of any statement and upon no less than five
(5) days prior written notice to Tenant, may cause an audit to be made by a national firm of independent certified public accountants of Tenant's Gross Sales and Exclusions from Gross Sales and all of Tenant's records and books. Tenant shall make available for the audit at the Premises all of these books and records. If the audit discloses an underpayment of Percentage Rent, Tenant shall immediately pay to Landlord the amount of the underpayment, with interest at the Interest Rate from the date the payment should have been made through and including the date of payment. If the audit discloses an under-reporting of Gross Sales in excess of two three percent (2%) (3%) of the reported Gross Sales, whether or not additional provided that Percentage Rent is due, then Tenant shall also immediately pay to Landlord all reasonable costs and expenses incurred in the audit and in collecting the underpayment, including auditing costs and attorneys fees.
6.4 Financial Statements. Within fifteen (15) days after Landlord's written request, Tenant shall furnish Landlord with financial statements or other reasonable reasonably requested financial information reflecting Tenant's current financial condition, certified by Tenant or its financial officer. If Tenant is a publicly-traded corporation, delivery of Tenant's last published financial information shall be satisfactory for purposes of this Section 6.4. Unless an event of default is continuing, Landlord shall not make more than two (2) requests for financial information in any single calendar year.


                     ARTICLE 7.     - TAXES

     7.1  Real Property Taxes.

          (a) As used in this Lease, the term "Taxes" shall include any form of tax or assessment, license fee, license tax, possessory interest tax, tax or excise on rental, or any other levy, charge, expense or imposition imposed by any Federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district on any interest of Landlord or Tenant in the Project. The term "Taxes" shall not include Landlord's general income taxes, inheritance, estate, sales, use or gift taxes.
(b) From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, a share of the Taxes pursuant to subparagraph (c) below. Taxes for any partial year shall be prorated. Landlord, at its option, may collect Tenant's payment of its share of Taxes after the actual amount of Taxes are ascertained or in advance, monthly or quarterly, based upon estimated Taxes. If Landlord elects to collect Tenant's share of Taxes based upon estimates, Tenant shall pay to Landlord from and after the Commencement Date, and thereafter on the first (1st) day of each month or quarter during the Term (as determined by Landlord), an amount reasonably estimated by Landlord to be the monthly or quarterly Taxes payable by Tenant. Landlord may periodically adjust the estimated amount. If Landlord collects
Taxes based upon estimated amounts, then within thirty (30) days following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish Tenant with a statement covering the year just expired showing the total Taxes for the Project for such year, the total Taxes payable by Tenant for such year, and the payments previously made by Tenant with respect to such year, as set forth above. If the actual Taxes payable for such year exceed Tenant's prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after its receipt of the statement. If Tenant's payments exceed the actual Taxes payable for that year, Tenant shall be entitled to offset the excess against the next payment(s) of Taxes and/or other
Additional Rent that become due to Landlord; provided that Landlord shall refund to Tenant the amount of any overpayment for the last year of the Term.
(c) If the Premises and underlying realty are part of a larger parcel for assessment purposes or are within a multi-level building ("larger parcel"), Tenant's share of the Taxes shall be determined by multiplying all of the Taxes on the larger parcel, excluding Taxes on the "Common Area" (as defined in Section
11.1), by a fraction, the numerator of which shall be the Floor
Area of the Premises and the denominator of which is the number of square feet of Floor Area in the larger parcel which are occupied and open for business from time to time as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the "Other Stores" and exclusive of the "Joint Use Facilities" (as those terms are hereinafter defined); provided, however, in no event shall such denominator be less than eighty-five percent (85%) of the Floor
Area located within the larger parcel as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the Joint Use Facilities. Notwithstanding anything contained in this Article 7 to the contrary, in the event Landlord reasonably determines that the improvements comprising the Premises have a value greater than the value of a majority of the other premises in the Project or within the land covered by the applicable tax bill, Landlord shall have the right to make such reasonable adjustments to Tenant's share of the Taxes so that Tenant pays
Taxes on the value of the improvements comprising the Premises which is in excess of the value of the majority of other premises in the Project or within the land covered by the applicable tax bill.

     7.2 Other Property Taxes. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, merchandise and other personal property in, on or upon the Premises. If any such items of property are assessed with property of Landlord, then the assessment shall be equitably divided between Landlord and Tenant.
7.3 Contesting Taxes. If Landlord elects to contest (either formally or informally through negotiations) any Taxes levied or assessed against the Project during the Term, Tenant shall not be required to pay any portion of the costs or expenses incurred by Landlord in connection with such contest. However, if Landlord is successful in such contest (whether by settlement or otherwise), Landlord may deduct from the portion of any refund received which is payable to Tenant, Tenant's proportionate share of the costs and expenses incurred by Landlord in connection with such contest, determined pursuant to the formula set forth in
Section 7.1(c) for the allocation of Taxes. Landlord shall pay to Tenant that portion of the total refund remaining, if any, which is attributable to Tenant's proportionate share of Taxes prorated in the same manner as set forth in Section 7.1(c).If Landlord contests any Taxes levied or assessed during the Term, Tenant shall not be required to pay any portion of the costs or expenses incurred by Landlord in connection with such contest; however, if Landlord is successful in such contest, Landlord may deduct from the portion of any refund received which is payable to Tenant, Tenant's proportionate share of all such costs and expenses determined pursuant to the formula set forth in Section 7.1(c) for the allocation of Taxes. Landlord shall pay to Tenant that portion of the total refund remaining, if any, which is attributable to Tenant's proportionate share of Taxes prorated in the same manner as set forth in Section 7.1(c). For the purpose of this Section, the fees, costs and expenses associated with any contest shall be considered in determining the success of such contest.


                   ARTICLE 8.     - UTILITIES

     Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant for which there is a separate meter and/or submeter to the Premises. Tenant agrees to pay to Landlord its pro-rata share of all charges for utility services supplied to the Premises for which there is no separate meter or submeter upon billing by Landlord of Tenant's share, as reasonably determined by Landlord based upon estimated actual usage.


          ARTICLE 9.     - TENANT'S CONDUCT OF BUSINESS

     9.1 Permitted Trade Name and Use. Tenant shall use the Premises solely under the trade name Arizona Furniture Company or under the trade name specified in Section 1.4 and shall not use the Premises under a different trade name without Landlord's prior
written   consent,  which  consent  shall  not  be   unreasonably
withheld;   provided,  however,  Tenant  may,   without   seeking
Landlord's  prior written consent (but with prior written  notice to  Landlord), change the trade name under which its business  in the Premises is operated to any trade name under which Tenant operates all or substantially all of its stores in state in which the  Project is located (the "Project State").  Tenant shall  use the Premises solely for the use specified in Section 1.13 and for no  other use or purpose.  Notwithstanding anything contained  in this Lease to the contrary, Tenant shall not use the Premises for
any   use  in  violation  of  the  use  exclusives  or  the   use
restrictions set forth in Exhibit F.
9.2 Covenant to Open and Operate. Tenant covenants to open for business to the public with the Premises fully fixturized and stocked with merchandise and inventory on or before the Commencement Date and thereafter, subject to temporary closures for casualty, condemnation, remodel, or force majeure (as defined in Section 20.7) which prevents Tenant from conducting its normal business operations in the Premises, and Tenant's right to cease operating in accordance with the further provisions of this
Section 9.2, to operate continuously and uninterruptedly in the entirety of the Premises throughout the Term the business described in Section 1.13.
9.3  Hours of Business.  From and after the Commencement Date,
Tenant shall keep the entire Premises continuously open for business during those days and hours as are customary and usual for the type of business operated by Tenant including, but not limited to, all holidays except Thanksgiving Day, Christmas Day, New Year's Day and Easter Day; provided, however, in no event shall Tenant be open for business less than Monday through Friday from 10:00 a.m. to 9:00 p.m., Saturday from 10:00 a.m. to 6:00 p.m., and Sunday from 11:00 a.m. to 6:00 p.m. Tenant shall have its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during those hours and days that the Premises are required to be open for business to the public.
9.4 Hours for Deliveries. Tenant shall use its reasonable efforts to require all deliveries, (exclusive of United Parcel
Service and U.S. Postal Service), loading, unloading and services to the Premises to be completed between 7:00 a.m. and 10:00 a.m.
each day. All deliveries, loading, unloading and services to the Premises shall be accomplished within the service areas of the Project (or within such other locations as Landlord shall reasonably designate).
9.5 Tenant's Signs. Tenant shall be permitted to use the standard interior window signage used from time to time in its other stores in the Project State, subject to all governmental requirements, the "Sign Criteria" (as hereinafter defined) and Landlord's prior written approval, which approval shall not be unreasonably withheld; provided, however, such signage shall be professionally prepared and maintained in a neat manner and shall not, at any time, occupy more than twenty-five percent (25%) of the storefront windows or doors. Tenant shall not affix upon the exterior (or interior windows or doors) of the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item (collectively, the "Exterior Signs"), unless the Exterior Signs (i) comply with all governmental requirements, (ii) comply with the sign criteria (the "Sign
Criteria") for the Project attached hereto as Exhibit D, and such other sign criteria for the Project as may be reasonably promulgated by Landlord from time to time, and (iii) are approved by Landlord, which approval shall not be unreasonably withheld.
All of the Exterior Signs shall be erected by Tenant at its sole cost and expense, and Tenant shall maintain all of its Exterior
Signs in good condition and repair during the Term.
9.6 Radius Restriction. During the Term, neither Tenant nor any entity affiliated with Tenant shall own, operate or have any financial interest in any business similar to the business of Tenant, as set forth in Section 1.13, if such other business is opened after the Effective Date and its front door or storefront opening is located within the Radius Restriction Area set forth in Section 1.12. Without limiting Landlord's remedies if Tenant violates this covenant, Landlord, for so long as Tenant is operating the other business, may include the gross sales (as the term Gross Sales is defined in this Lease) of the other business in the Gross Sales made from the Premises for the purpose of computing Percentage Rent. Landlord or its authorized representative, at all reasonable times during the Term and for a period of at least three (3) years after expiration or earlier termination of this Lease, shall have the right to inspect, audit, copy and make extracts of the books, records and accounts pertaining to such other business, in the manner set forth in
Section 6.3, for the purpose of determining and verifying the additional Percentage Rent due to Landlord pursuant to this
Section 9.6.


      ARTICLE 10.    - MAINTENANCE, REPAIRS AND ALTERATIONS

     10.1 Landlord's Maintenance Obligations. Landlord shall maintain in good condition and repair the structural components and foundations, roofs and exterior surfaces of the exterior walls of all buildings (exclusive of doors, door frames, door checks, windows, window frames and, unless Landlord elects to include cleaning of the storefronts and storefront awnings of tenants of the  Project  as  part  of  Common Area maintenance  pursuant  to
Section 11.4 below, storefronts and storefront awnings).   It  is
acknowledged  by  Tenant  that  the  cost  of  some  certain   of
Landlord's maintenance obligations referenced in the preceding sentence shall be prorated and paid as Common Area Costs in accordance with the express provisions of this Lease.
10.2 Landlord's Right of Entry. Landlord, its agents, contractors, servants and employees may enter the Premises at reasonable times and following reasonable notice to Tenant and Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of emergency): (a) to examine the Premises; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease; (c) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; and (d) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence such work within ten
(10) days after written notice from Landlord of the need for such work (or if more than ten (10) days shall be required because of the nature of the work, if Tenant shall fail to diligently proceed to commence to perform such work after written notice).
If Landlord makes any repairs which Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost of such repairs to Landlord, as Additional Rent, promptly upon receipt of a bill from Landlord for same.
10.3 Tenant's Maintenance Obligations. Except for the portions and components of the Premises to be maintained by Landlord as set forth in Section 10.1, Tenant, at its expense, shall keep the Premises and all utility facilities and systems exclusively serving the Premises ("Tenant Utility Facilities") in first-class good and proper order, condition and repair and shall make replacements necessary to keep the Premises and Tenant Utility Facilities in such condition; provided, however, Tenant shall have no right to spray paint the exterior or interior of the windows or doors without Landlord's prior written consent. All replacements shall be of a quality equal to or exceeding that of the original. At the option of Landlord, (a) Tenant shall contract with a service company approved by Landlord for the regular (but not less frequently than quarterly) maintenance, repair and/or replacement (when necessary) of the heating, ventilating and air conditioning equipment serving the Premises
(the "HVAC System") and shall provide Landlord with a copy of any service contract within ten (10) days following its execution, or
(b) Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair and/or replacement of the HVAC System and bill Tenant periodically for the cost of same or based upon estimates in a manner similar to the way in which Common Area Costs are estimated and billed. Landlord shall be entitled to obtain an administration fee of fifteen ten percent (15%) (10%) on all of the HVAC System expense billed to Tenant.
10.4 Alterations. After initially opening the Premises for business, Tenant shall not make or cause to be made to the Premises or the Tenant Utility Facilities any addition, renovation, alteration, reconstruction or change (collectively, "Alterations") (i) costing in excess of Fifteen Thousand Dollars ($15,000.00), (ii) involving structural changes or additions,
(iii) affecting the exterior storefront, fire sprinkler systems, exterior walls, floor slab, or roof of the Premises, or (iv) requiring or resulting in any penetration of the roof, demising walls or floor slab of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall provide Landlord with not less than ten (10) days prior written notice of the commencement of any Alterations in the Premises and Landlord shall have the right to enter upon the Premises to post customary notices of non-responsibility with respect thereto. Subject to Section 20.8, all improvements to the Premises by Tenant including, but not limited to, light fixtures, floor coverings and partitions and other items comprising Tenant's Work pursuant to Exhibit C, but excluding trade fixtures and signs, shall be deemed to be the property of Landlord upon installation thereof. Within thirty
(30) days after the completion of any Alterations, Tenant shall deliver to Landlord a set of "as built" plans depicting the Alterations as actually constructed or installed. If Tenant shall make any permitted Alterations, Tenant shall carry
"Builder's All Risk" insurance in an amount reasonably determined by Landlord covering the construction of such Alterations and such other insurance as Landlord may reasonably require. Any Alterations to the Premises which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Project or of any insurance company insuring the Premises, and regardless of whether or not such Alteration pertains to the nature, construction or structure of the Premises or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant. Any Alterations to the Premises or the Tenant Utility
Systems which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Project or of any insurance company insuring the Premises, and regardless of whether or not such Alteration pertains to the nature, construction or structure of the Premises or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant.


                  ARTICLE 11.    - COMMON AREA

     11.1 Definition of Common Area.  The term "Common Area", as used
in   this  Lease,  shall  mean  all  areas  within  the  exterior boundaries of the Project (or areas immediately adjacent to the Project such as, but not limited to, landscaped medians), now or later made available for the general use of Landlord and other persons entitled to occupy Floor Area in the Project, including Tenant.
11.2 Use of Common Area. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts and stands and except areas used in the maintenance or operation of the Project) in common with Landlord and the other tenants of the Project and their customers and invitees.
11.3 Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, and the right to make changes to the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (c) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (d) temporarily close any portion of the Common Area for repairs, improvements or Alterations, to discourage non-customer use, to prevent dedication or an easement by prescription or for any other reason deemed sufficient in Landlord's reasonable judgment; and (e) renovate, upgrade or change the shape and size of the Common Area or add, eliminate or change the location of improvements to the Common Area including, without limitation, buildings, parking areas, roadways and curb cuts, and to construct buildings on the Common Area; provided, however, Landlord shall not make any changes to the Common Area which will materially, adversely affect the operation of Tenant's business from the Premises or access to the Premises. Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A and eliminate, add or relocate any improvements to any portion of the Project, and may add land to and/or withdraw land from the Project.
11.4 Common Area Costs. The term "Common Area Costs", as used in this Lease, shall mean all costs and expenses incurred by Landlord in (a) operating, managing, policing, insuring, repairing and maintaining the Common Area and the on-site management and/or security offices, nonprofit community buildings and child care centers as may be located in the Project from time to time (which offices, buildings and center shall hereinafter be referred to as the "Joint Use Facilities"), (b) maintaining, repairing and replacing the exterior surface of exterior walls
(and storefronts and storefront awnings if Landlord has elected to include the cleaning of same as part of Common Area maintenance) and maintaining, repairing and replacing roofs of the buildings from time to time constituting the Project, and (c) operating, insuring, repairing, replacing and maintaining all utility facilities and systems including, without limitation, sanitary sewer lines and systems, fire protection lines and systems, security lines and systems and storm drainage lines and systems not exclusively serving the premises of any tenant or store ("Common Utility Facilities"), mall furniture and equipment, seasonal and holiday decorations, Common Area lighting fixtures, Project sign monuments or pylons (but not the tenant identification signs thereon) and directional signage. Common
Area Costs shall include the actual costs incurred by Landlord for personnel (whether employees of Landlord or third party contractors) employed in the management and operation of the Project. Common Area Costs shall include, without limitation, the following: Expenses for maintenance, landscaping, repaving, resurfacing, repairs, replacements, painting, lighting, cleaning, trash removal, security, management offices, year 2000 compliance, non-refundable contributions toward reserves for replacements, maintenance and/or repairs such as, but not limited to, major parking lot repairs and repainting of buildings, fire protection and similar items; depreciation or rental on equipment; charges, surcharges and other levies related to the requirements of any Federal, state or local governmental agency; expenses related to the Common Utility Facilities; Taxes on the improvements and land comprising the Common Area; comprehensive or commercial general liability insurance on the Common Area; standard "all risks" fire and extended coverage insurance with, at Landlord's option, an earthquake damage endorsement covering the Common Areas; costs of management of the Project (whether such management services are provided by Landlord or a third party contractor); and a sum (the "Supervision Fee") payable to Landlord for administration and overhead in an amount equal to fifteen percent (15%) ten percent (10%) of the Common Area Costs, Tenant's share of Taxes pursuant to Section 7.1 and Tenant's share of insurance premiums pursuant to Section 14.4. Common
Area Costs shall specifically include capital expenditures for the replacement of Common Areas; provided, however, Tenant shall only be obligated to pay for the cost of capital expenditures for replacing Common Areas based on the cost of such replacement amortized over the useful life of the Common Area item being replaced (with an interest factor reasonably determined by Landlord, but in no event in excess of the Interest Rate), which useful life shall be reasonably determined by Landlord (provided, however, if Tenant's share of the cost of the capital expenditure would not exceed five percent (5%) of its Minimum Annual Rental, Landlord shall not be obligated to amortize such capital expenditure).
11.5 Proration of Common Area Costs. The Common Area Costs shall be prorated in the following manner:

          (a) From and after the Commencement Date, Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount estimated by Landlord to be the monthly amount of Tenant's share of the Common Area Costs. The estimated monthly charge may be adjusted periodically by Landlord on the basis of Landlord's reasonably anticipated costs.
(b) Following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish to Tenant a statement covering the calendar or fiscal year (as the case may be) just expired, showing by cost category the actual Common Area
Costs for that year, the total Floor Area of the Project, the amount of Tenant's share of the Common Area Costs for that year, and the monthly payments made by Tenant during that year for the Common Area Costs. If Tenant's share of the Common Area Costs exceeds Tenant's prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of such annual statement. If Tenant's payments for the calendar year exceed
Tenant's actual share of the Common Area Costs, and provided
Tenant is not in arrears as to the payment of any Minimum Annual
Rent or Additional Rent, Tenant may offset the excess against payments of Minimum Annual Rent and Common Area Costs next due
Landlord. An appropriate proration of Tenant's share of the Common Area Costs as of the Commencement Date and the expiration date of the Term shall be made.
(c) Portions of the Project are, or may be, owned or leased from time to time by various persons or entities occupying freestanding facilities or other facilities containing in excess of fifteen thousand (15,000) square feet of Floor Area which maintain, repair and replace their own facilities and, therefore, contribute to the Common Area Costs on a basis other than that described herein (collectively, "Other Stores"). The contributions received from the Other Stores towards the Common
Area Costs shall be credited against the total Common Area Costs and the balance thereof shall be prorated in the following manner: Tenant's share of the Common Area Costs shall be determined by multiplying the Common Area Costs that remain after applying the contributions paid by the Other Stores by a fraction, the numerator of which is the number of square feet of Floor Area in the Premises and the denominator of which is the number of square feet of Floor Area in the Project which are occupied and open for business from time to time as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the Joint Use Facilities; provided, however, in no event shall such denominator be less than eighty-five percent
(85%) of the Floor Area of the Project as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the Joint Use Facilities. Notwithstanding the foregoing, if any owner or tenant of a portion of the Project separately maintains its own Common Area, Common Area Costs shall not include costs relating to the Common Area so maintained by such owner or tenant, and the Floor Area on such owner's or tenant's parcel shall not be included in the denominator for purposes of calculation of Tenant's share of Common Area Costs.
(d) Notwithstanding anything contained in this Section 11.5 to the contrary, at Landlord's option: (i) Landlord shall have the right to allocate certain Common Area Costs to less than all of the occupants in the Project, in which event Tenant's share of such costs (the "Cost Pool") shall be as follows: (A) in the event Tenant is one of the occupants participating in such Cost
Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 11.5(c), but the denominator used to determine such share shall exclude those occupants not participating in such Cost Pool; or (B) in the event Tenant is not one of the occupants participating in such Cost Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 11.5(c), but the denominator used to determine such share shall exclude those occupants participating in such Cost Pool.; or (ii) Landlord shall have the right to cause Tenant to directly pay for any extraordinary expenses resulting from Tenant's operations from the Premises (e.g., a restaurant user with an outdoor patio may be directly responsible for the extraordinary costs incurred by Landlord in cleaning the Common Area directly adjacent to such outdoor patio area).


           ARTICLE 12.    - ASSIGNMENT AND SUBLETTING

     12.1 Landlord's Consent Required.   Tenant shall not assign,
sublet, enter into franchise, license or concession agreements, change ownership or voting control, mortgage, encumber, pledge, hypothecate or otherwise transfer (including any transfer by operation of law) all or any part of this Lease or Tenant's interest in the Premises (collectively "Transfer") without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, subject to the terms, covenants and conditions contained in this Lease and to the right of Landlord to elect to terminate this Lease as provided in Section 12.2.
12.2 Procedures. Should Tenant desire to enter into a Transfer, other than any Transfer which is expressly stated in this Article 12 not to require the prior written consent of Landlord, Tenant shall request, in writing, Landlord's consent to the proposed Transfer at least sixty (60) forty-five (45) days before the intended effective date of the proposed Transfer (which request shall be accompanied by a payment of the greater of Five Hundred Dollars ($500.00) or five percent (5%) of Tenant's then monthly Minimum Rent to reimburse Landlord for costs incurred in connection with reviewing such proposed Assignment), which request shall include any information reasonably requested by Landlord to evaluate the proposed Transfer. Within thirty (30) twenty (20) days after receipt of Tenant's request for consent to the proposed Transfer together with all of the above-required information, Landlord shall respond and shall have the right either to: (i) consent to the proposed Transfer; (ii) refuse to consent to the proposed Transfer; or (iii) terminate this Lease, such termination to be effective thirty (30) days after Tenant's receipt of Landlord's notice electing to so terminate. If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed Transferee, and Tenant shall have no right to any of the rents or other consideration payable by such proposed Transferee under such other lease or occupancy agreement. A consent to one (1) Transfer by Landlord shall not be deemed to be a consent to any subsequent Transfer to any other party.
12.3 Standard for Consent. Tenant agrees that Landlord may refuse its consent to the proposed transfer on any reasonable grounds, and (by way of example and without limitation) Tenant agrees that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist:
(a) the proposed Assignee proposes to change the use of the Premises from the permitted use pursuant to Section 9.1, and the new proposed use of the Premises (i) is a non-retail use; or
(ii) is a use which would breach any exclusive use rights granted in writing to another tenant in the Project or would breach any Agreements (as hereinafter defined) affecting the Project; or
(iii) is a use which would duplicate the primary use of any other tenant or occupant occupying Floor Area substantially equal to or in excess of the Floor Area of the Premises (unless the proposed change is (1) to a use for which it is customary for multiple stores selling the same type of merchandise to be located within the same shopping center, and (2) such change, if permitted, would not cause an excessive concentration of such use in the Project), or (iv) in Landlord's reasonable opinion, is inconsistent with the tenant mix in the Project at the time of the request for Landlord's consent (excepting the use specified in Section 1.13 above); (b) the proposed transferee's financial condition, net worth or liquidity is less than the financial condition, net worth or liquidity of Tenant as of the Effective Date or the date of the request for transfer, whichever is greater, or is inadequate to support all of the financial and other obligations of Tenant under this Lease; (c) the business reputation or character of the proposed transferee is not reasonably acceptable to Landlord; or (d) the proposed transferee is not likely to conduct on the Premises a business of a quality substantially equal to that conducted by Tenant.
12.4 Permitted Transfer. Tenant shall have the right without Landlord's consent, to enter into a Transfer to any subsidiary corporation of Tenant, Tenant's parent corporation or to any corporation succeeding to all or substantially all of the assets of Tenant as a result of a consolidation or merger, or to a corporation acquiring all or substantially all of the stock or assets of Tenant ("Permitted Transfer"), provided that within fifteen (15) days after the effective date of any such transfer the assignee or sublessee executes and delivers to Landlord an instrument reasonably acceptable to Landlord containing an express assumption of all of Tenant's obligations under this Lease. In addition, Tenant shall have the right, without Landlord's consent to license, concession or sublease as departments up to ten percent (10%) of the total Floor Area of the Premises, provided that such area is operated under the same trade name as Tenant and is not separately demised.
12.5 No Release; Form. No Transfer or Permitted Transfer, whether with or without Landlord's consent, shall relieve Tenant (hereinafter referred to in this Section 12.5 as "Transferor") from its covenants and obligations under this Lease. Transferor shall be bound by the following after any Transfer or Permitted
Transfer: (a) Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of this Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to transferee may be done without notice to Transferor and without releasing Transferor from any of its obligations hereunder; (b) the obligations of Transferor hereunder shall not be released by any modification of this Lease, regardless of whether Transferor consents thereto or receives notice thereof, and (c) Transferor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in this Lease contained on Tenant's part to be paid, kept, performed and observed. Any Transfer shall be evidenced by an instrument in form and content satisfactory to Landlord and executed by Tenant and the transferee, assignee, sublessee, licensee or concessionaire, as the case may be.
12.6 Transfer Rent. Except for a Permitted Transfer, if Tenant shall enter into a Transfer hereunder, (a) the Minimum Annual Rent specified in Section 1.10 shall be increased, effective as of the date of such Transfer, to an amount equal to the total of the Minimum Annual Rent, plus Percentage Rent, required to be paid by Tenant pursuant to this Lease during the twelve (12) month period immediately preceding such Transfer, and (b) Tenant shall pay to Landlord fifty percent (50%) of any "transfer premium" (as hereinafter defined). In the event of a subletting, "transfer premium" shall mean all rent, additional rent or other consideration payable by such subtenant to Tenant or on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less the reasonable costs actually incurred by Tenant to secure the sublease. In the event of any Transfer other than a subletting, "transfer premium" shall mean any consideration paid by the assignee to Tenant in connection with such Transfer which Landlord reasonably determines is allocable to the leasehold value of this Lease, less the reasonable costs actually incurred by Tenant to secure the Transfer. If part of the transfer premium shall be payable by the Transferee or subtenant other than in cash, then Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.


        ARTICLE 13.    - PROMOTIONAL CHARGE; ADVERTISING

     13.1  Initial Promotional Assessment.  Tenant shall  pay  to
Landlord   an  Initial  Promotional  Assessment  in  the   amount
specified in Section 1.14 to defray the advertising, promotion, decoration and public relations expenses related to the Project and/or related to Tenant's store opening for the fourth (4th) quarter of calendar year 2001, to be incurred by Landlord and performed in accordance with a professional promotion schedule. The Initial Promotional Assessment shall be paid by Tenant when Tenant first delivers to Landlord at least thirty (30) days prior to the Commencement Date the Tenant-executed counterparts of this Lease.
13.2 Promotional Charge. At Landlord's option, Tenant shall either maintain membership in a merchants' association ("Association") or participate in a promotional service ("Service") to be provided by Landlord. If Landlord has established the Service during the Term hereof, it may thereafter cause it to be abolished and establish the Association. In the alternative, if Landlord has established the Association, it may at any time during the Term cause it to be abolished and establish the Service. In either case, Tenant agrees to sign any documents necessary to accomplish such change. Tenant agrees to pay to Landlord, as Tenant's share of the Association or Service, as the case may be, an annual charge ("Promotional Charge") as set forth in Section 1.15. At Landlord's election, Landlord shall have the right to become a member of, or participant in, such Association or Service. If Landlord elects to become a member of, or participant in, such Association or Service, Landlord shall pay into such Association or Service, on a non-cumulative basis, an amount not less than twenty-five percent (25%) of all monies collected by the Association or Service from its members, excluding Landlord; provided, however, Landlord shall receive a credit against its obligation to contribute monies to the Association or Service for promotional and administrative services (including the salaries and benefits paid to any person providing services to the Association or Service, prorated based upon the percentage of time such person(s) spend providing services to the Association or Service). On each Adjustment Date, the Promotional Charge shall be increased to reflect the greater of (i) an amount equal to the sum payable for the month immediately preceding such Adjustment Date, adjusted to reflect the increases only, in the same percentage that the Index for the calendar month which is three (3) full months immediately preceding such Adjustment Date shall increase over the Index for the calendar month which is fifteen (15) full months immediately preceding such Adjustment Date, and (ii) five cents ($.05) per square foot of Floor Area in the Premises.
13.3 Advertising. Tenant shall expend each calendar year for advertising a sum not less than two percent (2%) of its Gross Sales for the calendar year. Tenant shall designate the location of the Premises by reference to the Project by name in its advertising. The advertising shall be in newspapers, tabloids, direct mailings or other media covering the trade area served by the Project.


                   ARTICLE 14.    - INSURANCE

     14.1 Tenant's Insurance. Tenant, at its sole cost and expense, commencing on the earlier of the date of Substantial Completion of the Premises, or the date Tenant is given earlier access to the Premises, and continuing during the Term, shall procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the forms specified below:

          (a) Comprehensive or commercial general liability insurance with coverage limits of not less than the combined single limit for
bodily   injury,  personal  injury,  death  and  property  damage
liability per occurrence specified in Section 1.16 or the limit carried by Tenant, whichever is greater, insuring against any and all liability of the insureds with respect to the Premises or arising out of the maintenance, use or occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, subject to increases in amount as Landlord may reasonably require from time to time; provided that the amounts or limits of insurance required to be carried by Tenant in such event shall be comparable to the amounts or limits of insurance customarily maintained by other tenants in first-class regional shopping centers in Arizona. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in Section 14.5. Further, all such liability insurance shall include, but not be limited to, personal injury, blanket contractual, cross-liability and severability of interest clauses, broad form property damage, independent contractors, owned, non-owned and hired vehicles and, if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability.
(b) Worker's compensation coverage in an amount adequate to comply with law, and employer's liability coverage with a limit of not less than One Million Dollars ($1,000,000.00).
(c) Plate glass insurance covering all plate glass on the Premises at full replacement value. Tenant shall have the option either to insure this risk or to self-insure.
(d) Insurance covering all of Tenant's Work, Tenant's leasehold improvements and Alterations permitted under Article 10, in an amount not less than their full replacement value from time to time, including replacement cost endorsement, providing protection against any peril included within the classification
Fire and Extended Coverage, sprinkler damage, vandalism, malicious mischief, earthquake and such other additional perils as covered in an "all risks" standard insurance policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 15.

     14.2 Policy Form. All policies of insurance required of Tenant herein shall be issued by insurance companies with a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X", as rated in the most current available "Best's Key Rating Guide", and which are qualified to do business in the Project State. All such policies, except for the Workers' Compensation coverage, shall name and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's agents and mortgagee(s) or beneficiary(ies) as additional insureds. The policies described in subparagraphs (c) and (d) of Section 14.1 shall also name Landlord and Landlord's mortgagee(s) or beneficiary(ies) as loss payees, and Landlord
shall  furnish  to  Tenant  the  names  and  addresses  of   such
mortgagee(s)  and  beneficiary(ies).   Executed  copies  of   the
policies  of insurance or certificates thereof shall be delivered to Landlord prior to Tenant, its agents or employees entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of
each  policy.   All policies of insurance delivered  to  Landlord
must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies and any insurance carried by Landlord or Landlord's property manager shall be noncontributing with such policies. No policy required to be maintained by Tenant shall have a deductible greater than Twenty-Five Thousand Dollars ($25,000.00) unless approved in writing by Landlord.
14.3 Blanket Policies. Notwithstanding anything to the contrary contained in this Article 14, Tenant's obligation to carry insurance may be satisfied by coverage under a so-called blanket policy or policies of insurance; provided, however, that the coverage afforded Landlord will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.
14.4 Reimbursement of Insurance Premiums by Tenant. Landlord, at all times from and after Substantial Completion of the Premises, shall maintain in effect during the Term a policy or policies of insurance covering the building of which the Premises are a part (including boiler and machinery) in an amount not less than ninety percent (90%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) or the amount of insurance Landlord's mortgagee(s) or beneficiary(ies) may require Landlord to maintain, whichever is the greater, providing protection against any peril generally included in the classification "Fire and Extended Coverage", loss of rental income insurance and such other additional insurance as covered in an "all risks" standard insurance policy, with earthquake coverage insurance if deemed necessary by Landlord in Landlord's sole judgment or if required by Landlord's mortgagee(s) or beneficiary(ies) or by any Federal, state, county, city or local authority. Landlord's obligation to carry this insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord. From and after the Commencement Date, Tenant agrees to pay to Landlord, as Additional Rent, its share of the cost to Landlord of this insurance. The cost of such insurance for any partial year of the Term shall be prorated. Payment shall be made in the same manner set forth for payment of Taxes in Section 7.1(b). Tenant's share of the premiums for this insurance shall be a fractional portion of the premiums, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the number of square feet of Floor Area covered by this insurance which are occupied and open for business from time to time as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the Joint Use Facilities; provided, however, in no event shall such denominator be less than eighty-five percent (85%) of the Floor Area covered by this insurance as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the Joint Use Facilities. Tenant acknowledges that Landlord shall have the right to maintain commercially reasonable deductibles and/or self-insured retentions in connection with any insurance carried by Landlord pursuant to this Lease, as determined by Landlord in its reasonable business judgment. In the event of an insurance loss covered by the insurance carried by Landlord pursuant to this Lease, Tenant shall be required to pay its share of such deductibles or self-insured retentions, as determined pursuant to this Section 14.4 or Section 11.5, as applicable.
14.5 Indemnity. "Landlord" for the purposes of this Section 14.5 shall mean and include Landlord and Landlord's directors, officers, shareholders, agents and employees. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring from and after Substantial Completion of the Premises (or such earlier date if Tenant is given earlier access to the Premises) from any cause whatsoever related to the use, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant. Tenant shall pay for, defend (with an attorney approved by Landlord), indemnify, and save Landlord harmless against and from any real or alleged damage or injury and from all claims, judgments, liabilities, costs and expenses, including attorney's fees and costs, arising out of or connected with Tenant's use of the Premises and its facilities, or any repairs, Alterations or improvements (including original improvements and fixtures specified as Tenant's Work) which Tenant may make or cause to be made upon the Premises, any breach of this Lease by Tenant and any loss or interruption of business or loss of rental income resulting from any of the foregoing; provided, however (and though Tenant shall in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord, defend Landlord as provided herein), Tenant shall not be liable for such damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the negligence or misconduct of Landlord, and Landlord shall pay for, defend, indemnify, and save Tenant harmless against and from any and all claims, judgments, liabilities, costs and expenses, including attorneys fees and costs, resulting from any such damage or injury. The obligations to indemnify set forth in this Section 14.5 shall include all attorneys' fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. All indemnity obligations under this Section 14.5 shall survive the expiration or termination of this Lease.
14.6 Waiver of Subrogation. Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents, or to other portions of the Project arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the non-insuring party. If Landlord has contracted with a third party for the management of the Project, the waiver of subrogation by Tenant herein shall also run in favor of such third party.
14.7 Failure by Tenant to Maintain Insurance. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 14, or to provide copies of policies or certificates or copies of renewal policies or certificates within the time provided in Section 14.2, Landlord may, after providing written notice to Tenant of its intention to do so, secure the appropriate insurance policies and Tenant shall pay, upon thirty (30) days following demand, the cost of same to Landlord, as Additional Rent.


                     ARTICLE 15.    - DAMAGE

     15.1 Insured Casualty. In the case of damage by fire or other perils covered by the insurance specified in Section 14.4, the following provisions shall apply:

          (a) Within a period of sixty (60) forty-five (45) days after all applicable permits have been obtained (which permits Landlord shall promptly apply for and diligently seek), Landlord shall commence such repair, reconstruction and restoration of the Premises as Landlord, in its reasonable business judgment, deems necessary, and shall diligently prosecute the same to completion;
provided, however, that Tenant, at its cost, shall repair and restore all items of Tenant's Work and replace its stock in trade, trade fixtures, furniture, furnishings and equipment.
Tenant shall commence this work promptly upon delivery of possession of the Premises to Tenant and shall diligently prosecute same to completion.
(b) Notwithstanding the foregoing, if the Premises is totally destroyed, or if the Project is destroyed to an extent of at least fifty thirty-five percent (50%) (35%) of the then full replacement cost thereof as of the date of destruction, then (i) if the destruction occurs during the last two (2) years of the Term, or at any time if it is reasonably estimated that repair or restoration after a casualty which Landlord is obligated under the Lease to undertake will take more than two hundred seventy
(270) two hundred ten (210) days after the issuance of the building permit for such work to complete, Landlord and Tenant shall each have the right to terminate this Lease, and (ii) if the destruction occurs prior to the last two (2) years of the Term, regardless of the estimated repair or restoration time, Landlord shall have the right to terminate this Lease. In each case, the termination right shall be exercised by the terminating party giving written notice to the other party within thirty (30) days after the date of destruction. If Landlord terminates this Lease pursuant to (ii) above, then Landlord shall be entitled to retain any insurance proceeds payable by reason of such destruction.

     15.2 Uninsured Casualty. If the Premises or the Project are damaged as a result of any casualty not covered by the insurance specified in Section 14.4, Landlord, within ninety (90) sixty
(60) days following the date of such damage, shall commence repair, reconstruction or restoration of the Premises to the extent provided herein and shall diligently prosecute the same to completion, or Landlord may elect within said ninety (90) sixty
(60) days not to so repair, reconstruct or restore the damaged property, in which event, at Landlord's option, this Lease shall cease and terminate upon the expiration of such ninety (90) sixty
(60) day period. In the event Landlord elects to restore the Premises, Tenant shall have the same repair, restoration and replacement obligations it has pursuant to Section 15.1(a).
15.3 Distribution of Proceeds. In the event of the termination of this Lease pursuant to this Article 15, all proceeds from the Fire and Extended Coverage insurance carried pursuant to Article 14 and all insurance covering Tenant's Work and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Landlord.
15.4 Abatement. In the event of repair, reconstruction and restoration, as provided in this Article 15, the Minimum Annual Rent and Additional Rent payable hereunder shall be thereafter abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of repair, reconstruction and restoration; provided, however, the amount of Minimum Annual Rent and Additional Rent abated pursuant to this Section 15.4 shall in no event exceed the amount of loss of rental income insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or the building of which the Premises are a part, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.
15.5 Waiver of Termination. Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.


                 ARTICLE 16.    - EMINENT DOMAIN

     16.1 Taking. The term "Taking", as used in this Article 16, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.
16.2 Total Taking. In the event of a Taking of the entire Premises or the entire Common Area, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination.
16.3 Partial Taking. If there is a Taking of a material portion of the Premises or the Common Area and, regardless of the amount taken, the Premises is not, in Tenant's sole but reasonable business judgment, suitable for the continued operation of Tenant's business, either Landlord or Tenant may terminate this Lease, upon giving notice in writing of such election to the other party within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises and/or the Common Area has been so appropriated or taken. In each case, the termination of this Lease shall be effective as of the date Tenant is required to vacate vacates all or a portion of the Premises and/or the Common Area.
16.4 Award. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord. Without derogating the rights of Landlord under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant and for the expense of removing and relocating its trade fixtures and equipment.
16.5 Continuation of Lease. In the event of a Taking, if Landlord and Tenant elect not to terminate this Lease as provided above (or have no right to so terminate), Landlord agrees, at Landlord's cost and expense as soon as reasonably possible after the Taking, to restore the Premises and/or the Common Area necessary for Tenant to reasonably operate from the Premises (to the extent of the condemnation proceeds) on the land remaining to a complete unit of like quality and character as existed prior to the Taking and, thereafter, Minimum Annual Rent and Additional Rent payable by Tenant hereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining, and Landlord shall be entitled to receive the total award or compensation in such proceedings.


               ARTICLE 17.    - DEFAULTS BY TENANT

     17.1 Events of Default. Should Tenant at any time be in default with respect to any payment of Minimum Annual Rent, Additional Rent or any other charge payable by Tenant pursuant to this Lease for  a period of ten (10) days after written notice from Landlord to Tenant, or should Tenant be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained for more than thirty (30) days (provided, however, if the default cannot be rectified or cured within such thirty (30) day period, the default shall be deemed to be rectified or cured if Tenant, within such thirty (30) day period, shall have commenced to rectify or cure the default and shall
thereafter   diligently  and  continuously  prosecute   same   to
completion) after written notice thereof from Landlord to Tenant specifying the particulars of the default, then Landlord may treat the occurrence of any one (1) or more of the foregoing events as a breach of this Lease and, in addition to any or all other rights or remedies of Landlord by law provided, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to Tenant or any other person, (a) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (b) without declaring this Lease terminated and without terminating Tenant's right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (c) even though it may have re-entered the Premises as provided in clause (b) above, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. Any notice required to be given by Landlord above shall be in lieu of, and not in addition to, any notice required under the laws of the Project State.
17.2 Landlord Remedies. Should Landlord elect to terminate this Lease pursuant to the provisions of Sections 17.1(a) or (c) above, Landlord may recover from Tenant, as damages, the following: (a) The worth at the time of award of any unpaid rental which had been earned at the time of the termination, plus
(b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves that could have been reasonably avoided, plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom plus, at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the Project State. As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Project at the time of award plus one percent (1%).
17.3 Definition of Rental. For purposes of this Article 17 only, the term "rental" shall be deemed to be Minimum Annual Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All sums, other than Minimum Annual Rent, shall, for the purpose of calculating any amount due under the provisions of Section 17.2(c) above, be computed on the basis of the average monthly amount accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute these sums before the sixty (60) month period has occurred, then these sums shall be computed on the basis of the average monthly amount accruing during the shorter period.


     ARTICLE 18.    - SUBORDINATION, ATTORNMENT AND TENANT'S
                           CERTIFICATE

     18.1 Subordination. Upon written request of Landlord, Landlord's mortgagee, the beneficiary of a deed of trust of Landlord or a lessor of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing to the lien of any mortgage, deed of trust or the interest of any lease in which Landlord is the lessee (or, at Landlord's option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Landlord is the lessee to be subordinated to this Lease) and to all advances made or hereafter to be made upon the security thereof.
18.2 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the Premises, or should a lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, sale or lease termination and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.
18.3 Estoppel Certificates. Tenant agrees, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in such form as may reasonably be required by Landlord or Landlord's beneficiary or transferee with such reasonable modifications as are required by Tenant ("Tenant's Certificate").


               ARTICLE 19.    - MATTERS OF RECORD

     Tenant agrees that (a) as to its leasehold estate, it and all persons in possession or holding under it will conform to and will not violate the terms of any covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust currently of record, including, but not limited to, that certain document entitled "Operation and Easement Agreement" between Dayton Hudson Corporation, a Minnesota corporation, and Landlord, dated and recorded August 26, 1999, as Instrument No. 99-0807251 in the Official Records of the Maricopa County Recorder, State of Arizona (hereinafter, the "OEA"), (collectively, the "Agreements"), and (b) this Lease is subordinate to the Agreements and any amendments or modifications thereto and Landlord agrees that the foregoing requirements of Tenant in connection with the Agreements will not materially interfere with or prevent Tenant from using the Premises for the use set forth in Section 1.13, and will not materially diminish the rights or materially increase the obligations of Tenant under this Lease; provided, however, if the Agreements are not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Agreements upon recordation so long as the Agreements do not materially interfere with or prevent Tenant from using the Premises for the use set forth in Section 1.13, and do not materially diminish the rights or materially increase the obligations of Tenant under this Lease. Tenant further agrees to execute and return to Landlord, within twenty (20) days of written demand by Landlord, an agreement in recordable form subordinating this Lease to the Agreements.


                 ARTICLE 20.    - MISCELLANEOUS

     20.1 Notices. Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated in Section 1.20 or such other address as the party to be served may from time to
time  designate in a Notice to the other party.   Copies  of  any
Notice shall be sent to the addresses, if any, designated for service of copies of Notices in Section 1.20.
20.2 Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term.
20.3 Relocation. Landlord shall have the right to relocate the Premises to another part of the Project in accordance with the following: (a) The new Premises shall be substantially the same in size, decor and nature as the Premises described in this Lease and shall be placed in that condition by Landlord at its cost,
(b) the physical relocation of the Premises shall be accomplished by Landlord at its cost, (c) Landlord shall give Tenant at least thirty (30) days' notice of Landlord's intention to relocate the Premises, (d) Landlord shall diligently pursue the relocation of the Premises and Minimum Annual Rent and all other sums and charges payable under this Lease shall abate during the period of such relocation, (e) all incidental costs incurred by Tenant as a result of the relocation including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising and other such items shall be paid by Landlord in a sum not to exceed One Thousand Dollars ($1,000.00), and (f) Landlord shall not have the right to relocate the Premises more than two times during the Lease Term.
20.4 Hazardous Materials. Tenant, at its sole cost and expense, shall comply with all federal, state and local laws and regulations relating to the storage, use, handling and disposal of hazardous, toxic or radioactive matter (collectively, "Hazardous Materials") brought onto the Premises by Tenant or any of Tenant's agents, employees, contractors or invitees. Tenant shall notify Landlord and provide to Landlord a copy or copies of any environmental entitlements or inquiries related to the Premises. The clean-up and disposal of any Hazardous Materials located or released onto or about the Project by Tenant or its agents, contractors or employees shall be performed by Tenant at Tenant's sole cost and expense and shall be performed in accordance with all applicable laws, rules, regulations and ordinances, pursuant to a site assessment and removal/remediation plan prepared by a licensed and qualified geotechnical engineer and submitted to and approved in writing by Landlord prior to the commencement of any work. The foregoing notwithstanding, Landlord in Landlord's sole and absolute discretion may elect, by written notice to Tenant, to perform the clean-up and disposal of such Hazardous Materials from the Premises and/or the Project.
In such event, Tenant shall pay to Landlord the actual cost of same upon receipt from Landlord of Landlord's written invoice therefor. Notwithstanding any other term or provision of this Lease, Tenant shall permit Landlord or Landlord's agents or employees to enter the Premises at any time, upon reasonable notice, to inspect, monitor and/or take emergency or long-term remedial action with respect to Hazardous Materials on or affecting the Premises or to discharge Tenant's obligations hereunder with respect to such Hazardous Materials when Tenant has failed, after demand by Landlord, to do so. All costs and expenses incurred by Landlord in connection with performing Tenant's obligations hereunder shall be reimbursed by Tenant to Landlord within thirty (30) days of Tenant's receipt of written request therefor.
20.5 Project Remodeling. Landlord shall have the right, at any time and from time to time during the Term, upon not less than sixty (60) days' prior written notice to Tenant, to remodel, renovate or expand the Project or a portion thereof. If such remodel, renovation or expansion will materially and adversely affect Tenant's operations from the Premises, as reasonably determined by Landlord, or if Landlord shall need to utilize the Premises in connection with the remodel, renovation or expansion, Landlord shall have the following options: (a) cause Tenant to vacate the Premises during the period necessary for Landlord to effect the remodel, renovation or expansion, or during the period during which Tenant will be unable to reasonably operate from the Premises, during which period Tenant shall have no obligation to pay Fixed Minimum Rent or Additional Rent, or (b) terminate this Lease, in which event Landlord shall pay to Tenant, within sixty
(60) days following the date Tenant vacates the Premises, the unamortized cost of all permanently affixed leasehold improvements installed in the Premises by Tenant (and paid for by Tenant without any contribution from Landlord), which amortization shall be determined on a straight line basis over the initial Term, the cost of which shall be evidenced by invoices and proofs of payment of same); upon payment by Landlord, Tenant shall provide Landlord with a bill of sale for said permanently affixed leasehold improvements.
20.6 Failure to Substantially Complete Premises. Notwithstanding anything to the contrary contained herein, (a) if for any reason whatsoever Substantial Completion of the Premises has not occurred on or before the last day of the twenty-fourth (24th) twelfth (12) month following the Effective Date, or (b) if Landlord should at any time postpone or abandon the development or construction of the Project or that portion of the Project in which the Premises are located, then either party may elect to terminate this Lease by giving thirty (30) days' notice of such election to the other party. If such notice is given, this Lease and the rights and obligations of the parties pursuant to this Lease shall cease and terminate. If this Lease is terminated pursuant to this Section 20.6, neither party shall have any further or additional rights, remedies, claims or liability obligations arising out of this Lease or the termination of this Lease.
20.7 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Minimum Annual Rent and Additional Rent to be paid by Tenant pursuant to this Lease.
20.8 Termination and Holding Over. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom-clean and in the same condition (including, at Landlord's option, the demolition and removal of any Alterations made by Tenant to the Premises, unless at the time Landlord gave its consent to such Alterations Landlord agreed in writing that Tenant would not have to demolish and remove such Alterations upon the termination of this Lease) as the Premises were in upon delivery of possession of same to Tenant by Landlord, reasonable wear and tear and any damage to the Premises which Tenant is not required to repair pursuant to
Article 15 or Article 16 excepted. Subject to the foregoing, Tenant shall remove from the Premises all of Tenant's trade fixtures, furniture, equipment, signs, improvements, additions and Alterations to the extent such items are not permanently affixed to the Premises, and immediately repair any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a month-to-month tenant at will, subject to all of the terms and conditions in this Lease, except that Minimum Annual Rent shall be an amount equal to one and one-half (1-1/2) times the sum of Minimum Annual Rent which was payable by Tenant for the twelve (12) month period immediately preceding the expiration or earlier termination of this Lease.
20.9 Miscellaneous Provisions.

          (a) Any waiver by either party of a breach by the other party of a covenant of this Lease shall not be construed as a waiver of a subsequent breach of the same covenant.
(b) It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.
(c) This Lease shall be governed by and construed in accordance with the laws of the Project State without giving effect to the choice of law provisions thereof.
(d) Subject to the terms of this Lease, all rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant hereunder, each shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.
(e) If Tenant or Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of the corporation, partnership or limited liability company (in his/her representative capacity only) represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, partnership or limited liability company and that this Lease is binding upon the corporation, partnership or limited liability company.
(f) Tenant shall observe faithfully and comply with, and shall cause its employees and invitees to observe faithfully and comply with, commercially reasonable and nondiscriminatory rules and regulations governing the Project as may from time to time be promulgated by Landlord.
(g) Tenant waives any and all rights of redemption granted under any present and future laws in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.
(h) Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease, except as may be specifically set forth in Section 1.19, and agrees to pay any realtors, brokers or agents not referenced in Section 1.19 and to hold Landlord harmless from the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents claiming by, through or on behalf of Tenant with respect to this Lease and/or the negotiation hereof.
(i) Neither this Lease nor any memorandum hereof shall be recorded by either party hereto.
(j) Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then
Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord's successor in interest shall assume such obligations from and after such date. Written notice of any such transfer shall be given to Tenant.
(k) Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due, shall bear interest at the rate per annum ("Interest Rate") equal to the prime interest rate published from time to time by the Wall
Street Journal plus two (2) percentage points (but in no event to exceed the maximum lawful rate) from the date such amount was originally due to and including the date of payment.
(l) Notwithstanding anything contained in this Lease to the contrary, it is expressly understood and agreed that any judgment against Landlord resulting from any default or other claim under this Lease shall be satisfied only out of the net rents, issues, profits and other income actually received from the operation of the Project, and Tenant shall have no claim against Landlord (as
Landlord is defined in Section 14.5) or any of Landlord's personal assets for satisfaction of any judgment with respect to this Lease.
(m) If any part of the Premises is at any time subject to a first mortgage or a first deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary ("Assignee" for purposes of this clause (m) only) and Tenant is given written notice of the assignment including the post office address of Assignee, then
Tenant shall also give written notice of any default by Landlord to Assignee, specifying the default in reasonable detail and affording Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.
(n) Tenant shall pay all costs for work performed by or on account of it and shall keep the Premises and the Project free and clear of mechanics' liens or any other liens. Tenant shall give Landlord immediate notice of any lien filed against the Premises or the Project as a result of any work of improvement performed by or on behalf of Tenant. Tenant shall immediately promptly cause any lien to be discharged or removed of record by either paying the amount thereof or recording a statutory lien release bond in an amount equal to one hundred fifty percent
(150%) of the amount of said lien, or such other amount as may be adequate to cause the lien to be released as an encumbrance against the Premises and the Project.
(o) Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.
(p) Tenant shall be required to utilize Landlord's roofing contractor in the event Tenant or Tenant's Agents desire to penetrate the roof of the Premises for any repairs, alterations or improvements permitted to be made to the Premises by Tenant pursuant to the terms of this Lease; provided, however, if Landlord and Tenant reasonably determine that Landlord's roofing contractor's rates are not reasonably competitive, Tenant shall have the right to utilize any other licensed and reputable roofing contractor reasonably acceptable to Landlord.
(q) In the event that, at any time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys' fees, and all fees, costs and expenses reasonably incurred in connection with such action or proceeding, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment.
(r) Tenant acknowledges that Tenant's failure to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease will cause Landlord to incur additional costs of administration, and agrees that in the event Tenant fails to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease, Tenant shall pay to Landlord, as Additional
Rental, a "Service Charge" in the amount of One Hundred Dollars
($100.00) for each week or portion thereof that said failure continues. Tenant agrees that such Service Charge shall not constitute damages, and that neither Tenant's payment of such Service Charge nor Landlord's acceptance of such payment shall result in a cure of any default under this Lease, or waiver of any default under this Lease by Landlord.
(s) Tenant agrees to cooperate to the extent reasonably possible with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Premises
(but, shall fully comply with all such parking, transportation and traffic programs which are non-voluntary obligations of the Premises or Project as imposed by any governmental entity or authority) and in connection therewith, Tenant shall use reasonable efforts and take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant or its employees;
(ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; (vi) the requirement that Tenant supply
Landlord annually with an employee survey, in the form required by the applicable governing authority, (vii) the requirement that Tenant provide information to its employees on carpooling, bus routes and schedules, and bicycling information, and (viii) utilizing flexible work shifts for employees. Tenant agrees to pay its proportionate share of the costs of any transportation management program adopted by the Project pursuant to the requirements of any governmental entity or authority (including, but not limited to, any transportation management fees), which proportionate share shall be reasonably determined by Landlord for each category of costs incurred in connection with such program based on either (a) the Floor Area of the Premises in relation to the Floor Area of the Premises of all tenants or occupants participating in the transportation management program or (b) the number of employees of Tenant in relation to the number of employees of all tenants or occupants participating in the transportation management program. In the event Landlord requires Tenant's employees to park their vehicles off the Project, Landlord shall provide such employees with transportation both to and from their vehicles at no charge to Tenant.
(t)  Landlord shall have the right to design and install "Coming
Soon" signs for Tenant to be displayed in or about the Project prior to Tenant's opening for business from the Premises. In the event Landlord displays "Coming Soon" signs on Tenant's behalf, Tenant agrees to reimburse Landlord the reasonable cost of such sign(s) within thirty (30) days following receipt of reasonable evidence thereof; provided, however, in no event shall Tenant be required to pay for more than two (2) signs or more than Two
Hundred Dollars ($200.00) per sign.
(u) As used in this Lease, the term "Index" shall mean the Consumer Price Index published by the United States Department of
Labor, Bureau of Labor Statistics (the "Bureau") "All Items" for
All Urban Consumers, U.S. City Average, (1982-84=100) . Should the Bureau discontinue the publication of the Index, publish the same less frequently or alter the same in some other manner, the most nearly comparable index or procedure as determined by Landlord shall be substituted therefor.
(v) All of the exhibits referenced in this Lease are incorporated herein by this reference.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

LANDLORD:                       TENANT:

DONAHUE        SCHRIBER        REALTY        GROUP,         L.P.,
ARIZONA FURNITURE CORPORATION, a
a  Delaware limited partnership                            Nevada
corporation, dba "Kincaid Furniture"

By:                             DONAHUE SCHRIBER REALTY     By:
_______________________________
   GROUP, INC., a Maryland corporation,
        as      General     Partner               Print     Name:
________________________

                  By:                                        Its:
_______________________________
   Print Name:
                  Its:                                        By:
_______________________________

   By:                         Print Name:
   ________________________
   Print Name:
   Its:                        Its:
   _______________________________

                            EXHIBIT A

                            SITE PLAN
                            EXHIBIT B

                            PREMISES


                            EXHIBIT C

                     CONSTRUCTION PROVISIONS

          THE SUMMIT AT SCOTTSDALE, SCOTTSDALE, ARIZONA

                         (Vanilla Shell)

     I.   PLANS.

     Concurrently with the execution of the Lease, Landlord shall deliver a floor plan of the Premises to Tenant showing the columns and other structural work. Within thirty (30) days from delivery of such floor plan, Tenant, at its expense, shall submit to Landlord for its approval two (2) sets of fully dimensioned scaled drawings, plans and specifications prepared by a licensed architect and if applicable, engineer. The drawings shall indicate the specific requirements of Tenant's space, clearly outlining the Premises in such detail as Landlord may require, including types of materials and colors, interior partitions, reflected ceiling plan, roof plan showing locations of proposed equipment and penetrations, if applicable, and plumbing, fire sprinkler, mechanical and electrical plans prepared by licensed engineers setting forth all requirements of Tenant, all in conformity with the description of Landlord's Work and of Tenant's Work herein and in strict compliance with applicable codes. Landlord shall have thirty (30) days from receipt of these drawings to approve or disapprove them. If Landlord has not notified Tenant in writing of its approval or disapproval within the thirty (30) day period, these drawings shall be deemed disapproved by Landlord. If Landlord disapproves such plans, Tenant shall, within ten (10) days of receipt of Landlord's notice of disapproval, revise and resubmit such plans to Landlord, correcting or altering such disapproved items.

     II.  LANDLORD'S WORK.

     Landlord agrees to deliver possession of the Premises as designed by Landlord's architect in the configuration shown in Exhibit B in the following manner:

          A.   STRUCTURE

               1.   Partitioning:   Standard  exterior   demising
                    walls consisting of (a) unpainted masonry  or
                    (b) drywall over studs, taped and finished, ready to receive paint.

               2. Doors: One (1) single or double front entry door as specified on Landlord's plans, manually operated and one (1) single rear personnel/service door manually operated if feasible and necessary, with cylinder lock key sets.

               3. Storefront: In accordance with Landlord's design. Any alterations and/or deviations to the storefront must be requested by Tenant, in writing, and be approved by Landlord. All excess costs for design and construction above the standard storefront shall be borne by Tenant.

               4. Floor: Standard natural colored concrete slab in accordance with Landlord's structural/soils engineer's requirements.
                    Notwithstanding anything to the contrary contained herein, Tenant shall be allowed to change the flooring to a stained and patterned concrete, at Tenant's sole cost and expense, and as part of Tenant's Work.

               5. Roof Platforms and Penetrations: Roof platforms/curbs for heating and air conditioning equipment and roof penetrations for ducts, vents, plumbing, and conduits shall be provided in accordance with Landlord's drawings. Any additions, deletions, relocations or changes to the roof platforms/curbs or roof penetrations must be requested by Tenant in writing, and be approved by Landlord. All costs for the design and construction of these additions, deletions, relocations or changes from that on Landlord's drawings and any repair required to the roof itself, shall be borne by tenant.

               6. Loading Area: Rear double doors or garage-type rolling door at grade level for Tenant's deliveries.

          B.   UTILITIES

               1. Heating/Air Conditioning: One or more heating and air conditioning units tons will be furnished consistent with sound engineering practices and per state energy requirements. (Not less than one (1) ton per 400 square feet.) Unit(s) will be located on platforms/curbs constructed on the roof structure.

                    Heating   and  air  conditioning   equipment,
                    distribution, and control devices will be furnished and installed in accordance with Landlord's design.

               2.   Electrical  Service:  One (1) 600amp  120/208
                    volts,  3  phase,  4 wire, circuit   electric
                    service with panel(s). Meter will not be supplied.

               3.   Gas  Service:  If provided, gas service shall
                    be   brought   to  locations  designated   on
                    Landlord's drawing only.

               4. Telephone Service: Telephone service shall be brought to Building Main Telephone Terminal and one (1) 1" empty conduit for same shall be provided to the Premises by Landlord. Tenant shall arrange for further interior distribution.

               5. Electrical Outlets: 110V wall duplex outlets to be provided at exterior walls up to a maximum of five (5) outlets one (1) outlet for every fifteen feet (15'). Floor outlets are not furnished.

               6. Light Fixtures: A minimum of one (1) 2' x 4' lay-in fluorescent fixture with cool white lamps for every 100 square feet including necessary conduit and wiring per Landlord's drawings.

               7. Sprinkler System: If required, a monitored fire sprinkler system based on a standard grid and store space. System will be sized to permit the addition of heads to accommodate space configuration changes. Such changes, if required, shall be supplied by Landlord at Tenant's expense or, at Landlord's option, shall be completed by Tenant in accordance with Landlord's and governing agencies' criteria. Tenant shall be responsible to drop sprinkler heads, if necessary.

               8. Restroom: One (1) Two (2) standard restrooms each to code and ADA compliant, consisting of one (1) water closet, one (1) cold water lavatory, one (1) light fixture and one (1) wall outlet per Landlord's drawings and specifications. Water heater shall not be supplied by Landlord.

          C.   SIGNS

               1.   Signage:   One (1) conduit and "J"  box  with
                    wire   from   Landlord's   house   panel   to
                    designated   sign  location  per   Landlord's
                    drawings for sign lighting.

               2. Address Numerals: Address numerals shall be provided and installed by Landlord.

          D.   CEILINGS

               1. Ceiling: 2' x 4' acoustical tile ceiling with suspended T-bar system at a height of at least twelve feet (12') above finished floor as designated on Landlord's drawing.

     Landlord shall not be deemed to be in default with respect to the performance of any of its construction obligations herein if such default is due to any strike, lockout, civil commotion or invasion, rebellion, hostilities, sabotage, government regulations or controls, inability to obtain materials, or services or financing, inclement weather, acts of God, delay on the part of Tenant or other causes beyond the control of Landlord.

     III. TENANT'S WORK.

          A.   GENERAL REQUIREMENTS:

               1. Tenant shall submit to Landlord, by certified or registered mail at least five (5) days prior to the commencement of construction, the following information:

                    a. The names, addresses and license class and number of all contractors and subcontractors Tenant intends to engage in the construction of the Premises.

                    b. The date on which Tenant's construction work will commence, together with the estimated date of completion of Tenant's construction work and fixturization, and the date on which Tenant expects to be ready to open for business in the Premises.

                    c. Evidence of builder's all risk, general liability and worker's compensation insurance for Tenant's contractor in accordance with Article 14 hereof, or as Landlord may reasonably require.

                    d.   An   itemized  statement  of   estimated
                         construction      costs,       including
                         architectural,      engineering      and
                         contractors' fees.

                    e. Tenant's contractors' performance and/or labor and material bonds, if so required by Landlord, or any other bond to be furnished by Tenant as may be required by Landlord to insure the faithful performance of the work in accordance with the approved plans.

                    f.    Copies  of  all required  building  and
other permits.

               2. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and other contractors on the job. All work shall be coordinated with the general project work of the Shopping Center.

               3. Construction shall comply in all respect with applicable Federal, State, County and City statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Premises shall be obtained and paid for by Tenant.

               4.   Tenant  shall apply and pay for  all  utility
                    meters  and  services; and hook-up  fees  for
                    work done by   Tenant.

               5. Tenant shall cause its contractor to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment.

               6.   Tenant's  Work  shall  be  subject   to   the
                    inspection of Landlord and its supervisory personnel.

          B.   DESCRIPTION OF TENANT'S WORK

               The work to be done by Landlord in satisfying its obligation to construct the Premises shall be limited to only that described in the foregoing paragraph II as "Landlord's Work." All other items of work not therein specified shall be performed by tenant at Tenant's expense in accordance with Tenant's final plans and specifications as approved by Landlord and shall be deemed "Tenant's Work." Tenant's Work shall include, but shall not be limited to, the purchase and/or installation and/or performance of the following (including all architectural and engineering fees, permits and special assessments, taxes or fees relating to tenant's Work):

               1. All interior partitions and curtain walls within the Premises.

               2. Such extra or special work that may be required for the installation of Tenant's fixtures and furnishings.

               3.   Light coves and hung or furred ceilings.  Any
                    changes  to  the  ceiling  system  shall   be
                    subject to Landlord's prior written approval.

               4. Furring of masonry walls, columns and other construction to provide finished store space.

               5.   All   interior  painting,  decorating,   wall
                    covering, paneling and any other furnishing material and application.

               6.   All   floor  coverings  and  floor   finishes
                    including base and preparation of surface to receive the same.

               7.   All    store   fixtures,   furnishings    and
                    accessories.

               8.   Water  heater,  water treatment  systems  and
                    drinking  fountains  with  plumbing   thereto
                    connected to facilities provided by Landlord, if required.

               9. All water and sewer connections if required in excess of Landlord's Work including all related governmental or other fees related to said connections and meters.

               10. All required adjustments and additions to the fire sprinkler system, if any, and fire protection work required as a result of Tenant's improvements including dry chemical fire protection system if required by code, portable extinguishers per the Fire
                    Marshall's requirement or ADT service if required by insurance underwriters. Tenant shall notify Landlord in writing three (3) days prior to commencing any modification to monitored fire sprinkler system. Tenant shall be responsible for any interruptions to fire sprinkler system.

               11. Internal communications and security/alarm systems.

               12. Elevators, dumbwaiters, chutes, conveyors and pneumatic tubes and their shafts, doors and other components, including electrical hookup and service, if any.

               13.  All  show  window  finishes including  window
                    display   furring,  fixturing,   or   special
                    requirements.

               14. Any special reinforcing, raised areas or depressions in concrete floor.

               15.  In  addition  to  the HVAC  equipment  to  be
                    provided by Landlord as set forth above, special heating, cooling or ventilating equipment, including that required by local codes or otherwise for show windows, dressing rooms, toilet rooms and stock rooms, provided that all duct work shall be concealed or treated in a manner which receives prior approval of Landlord. Relocations, adjustments to, additions or deletions of roof platforms and roof penetrations from those provided by Landlord shall be performed by Landlord at Tenant's expense. No condensates or gas lines shall be run on roof.

               16. Telephone conduit, cabinets and outlets within the Premises as required by the telephone company including wiring from the terminal board. All telephone service and equipment shall be installed and thereafter maintained and used at the expense of Tenant within Tenants' premises.

               17. Gas connection and distribution from point of connection designated at Landlord's drawings, if any. (No exposed piping will be allowed.)

               18. All electrical work and equipment, including lighting, not expressly stated herein as being provided by Landlord, including meters, separate circuits and time clocks for interior show window and/or ceiling lighting, special lighting fixtures, additional electrical or power outlets, or increased electrical service due to Tenant's use and operations

               19. Installation, wiring and connection of power of tenant sign(s), both exterior and interior. All exterior signs shall be designed, constructed and located pursuant to the requirements and specifications set forth in Landlord's sign criteria Exhibit F attached to this Lease.

               20. Tenant to make application for all utility services and pay for water, gas and/or electrical meter including any installation; or hookup fees for work done by Tenant.

               21. Tenant to make application for and obtain sign and construction permits and pay any fees related thereto.

               22.  All   other   items   and  requirements   not
                    specifically included under Landlord's Work and any work directly or indirectly referred to as Tenant's Work herein.

               23. The following work items, if required, shall be done by Landlord at Landlord's option for Tenant at Tenant's expense:

                    a. Design and construction of any additions, deletions, relocations or changes to the roof platforms for heating and air conditioning equipment.

                    b.   Design    and   construction   of    any
                         additions,  deletions,  relocations   or
                         changes to roof penetrations for ducts, vents, plumbing and conduits.

                    c. Design and construction of any changes to the fire sprinkler system, if any, to accommodate Tenant's space configuration or, at Landlord's option, shall be completed by Tenant in accordance with Landlord's and governing agencies' criteria.

          C.   LANDLORD'S RIGHT TO PERFORM WORK

               Landlord shall have the right but not the obligation to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof the Tenant, any and all of the Tenant's Work which Landlord determines, in its sole reasonable discretion, should be performed immediately and on an emergency basis for the best interest of the Shopping Center, including without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris.

          D.   TEMPORARY FACILITIES DURING CONSTRUCTION

               1. Tenant shall provide and pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the construction of Tenant's Work. Storage of Tenant's contractors' construction material, tools, equipment and debris shall be confined to the Premises and in areas which may be designated for such purposes by Landlord. In no event shall any material or debris be stored on the sidewalks or service and exit corridors or in the parking lot.

               2. During construction, Tenant shall maintain such barricades, fences or other measures as may be necessary to insure the security of the Premises and to prevent unauthorized persons from entering the Premises or any persons suffering any injury.

          E.   AS-BUILT DRAWINGS

               Tenant shall cause reproducible "As-Built Drawings" to be delivered to Landlord and/or Landlord's representative no later than thirty (30) days after the completion of the Tenant's Work or any alterations, additions or improvements permitted by Landlord in accordance with the terms of this Lease. In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rental, the costs of producing these drawings.

     IV.  TENANT IMPROVEMENT ALLOWANCE

      Tenant shall be entitled to a one-time allowance (the "Tenant Improvement Allowance") in the amount of Eight and 00/100 Dollars ($8.00) per square foot of Floor Area in the Premises for the costs relating to the design, permitting and construction of the Tenant's Work (with the exception of the costs of any furniture, trade fixtures, equipment, personal property, signs or architect's fees) (the "Permitted Tenant's Work Items"). Provided that Tenant is not in default under this Lease (beyond written notice and the expiration of the applicable cure period), the Tenant Improvement Allowance shall be disbursed to Tenant within thirty (30) after completion of all of the following: upon Tenant's (a) delivery to Landlord of a copy of all invoices evidencing cost of Permitted Tenant's Work Items paid by Tenant totaling, or in excess of, the amount of the Tenant Improvement Allowance, (b) delivery to Landlord of a properly executed unconditional mechanic's lien releases in compliance with applicable Arizona statutes, (c) delivery to Landlord a copy of the Certificate of Occupancy for the Premises, (d) delivery to Landlord of a conformed copy of Tenant's recorded Notice of Completion, prepared and recorded in accordance with statutory requirements, (e) delivery to Landlord of a copy of all building permits with all sign-offs executed, and (f) substantial completion of Tenant's Work and opening for business to the public in the Premises. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Permitted Tenant's Work Items. All Permitted Tenant's Work Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease. Tenant shall not be entitled to the payment of, use, or offset against rental in the amount of, any unused portion of the Tenant Improvement Allowance remaining following the completion of the Tenant's work. The cost of any work performed by Landlord for the benefit of Tenant, if any, shall be deducted from the Tenant Improvement Allowance before the Tenant Improvement Allowance is paid to Tenant.


                            EXHIBIT D

                          SIGN CRITERIA

                            EXHIBIT E

                        GUARANTY OF LEASE

                     [INTENTIONALLY OMITTED]


                            EXHIBIT F

                 USE RESTRICTIONS AND EXCLUSIVES

  (The term "Tenant" as used below shall mean and refer to the tenant under the referenced Lease.)

                             SAFEWAY

12.  COMPETITIVE BUSINESS.

     12.1. Competitive Business Expectation. Landlord recognizes that Tenant is entering into this Lease and is foregoing other opportunities to locate its business in other locations based on the expectation (the "Expectation") that, except as set forth in Section 12.2. below, Tenant will be the sole seller in the Shopping Center of food for off-premises consumption, prescription pharmacy merchandise and pet food. Landlord further recognizes that (i) Tenant is making, considerable investments in building improvements, fixtures, equipment, merchandise, personnel and advertising, (ii) Tenant is investing its business reputation in the Leased Premises which reputation will be adversely affected if Tenant's sales volume is significantly less than the level planned by Tenant (it being understood that neither Landlord nor Tenant has represented that Tenant will achieve any particular sales volume), (iii) except as permitted in Section 12.2., the addition of other businesses to the Shopping Center which sell food for off-premises consumption, prescription pharmacy merchandise and pet food, will result in a reduction in Tenant's sales volume and thus impair the benefit of the bargain for which Tenant negotiated in entering, into this Lease, and (iv) Tenant's agreement to pay the Minimum Rent and Additional Rent and to assume all other economic obligations of this Lease are predicated upon Tenant's Expectation.

     12.2.      Landlord's  Competitive  Business  Covenant.   In
recognition and consideration of Tenant's Expectation, Landlord covenants that, except as provided in this Section 12.2. below:

          (i) Tenant shall have the sole and exclusive right in the Shopping, Center to sell food for off-premises consumption, and no store other than Tenant's store shall sell, or be permitted by Landlord to sell, food for off-premises consumption, except that one (1) store in the Shopping Center located south of the wash depicted on the Site Plan, and containing not more than 3,600 square feet of building area, may be permitted to sell country baked hams and meats for off-premises consumption;

          (ii) except with respect to the stores labeled "Building 9" and "Building 11" on the Site Plan, so long as each such store sells prescription pharmacy merchandise on a continual basis, excluding temporary closures due to a casualty or, remodeling being diligently pursued and subject to reasonable rights of tolling of not less than three (3) months prior to loss of such shared exclusive, Tenant shall have the sole and exclusive right in the Shopping Center to sell merchandise which under the laws of the State of Arizona is required to be dispensed by a licensed pharmacist ("prescription pharmacy merchandise"), and no other store other than Tenant's store, except the stores labeled "Building 9" and "Building 11" on the Site Plan, so long as each such store sells prescription pharmacy merchandise on a continual basis, excluding temporary closures due to a casualty or remodeling being diligently pursued and subject to reasonable rights of tolling of not less than three (3) months prior to the loss of such shared exclusive, shall sell, or be permitted by Landlord to sell, prescription pharmacy merchandise;

          (iii) Tenant shall have the sole and exclusive right within the area north of the wash depicted on the Site Plan to sell pet food, and, no store other than Tenant's store within the area north of the wash depicted on the Site Plan shall sell, or be permitted by Landlord to sell, pet food; and

          (iv) to the extent that, and so long as, Landlord controls, by virtue of an option to purchase, a contract of purchase and sale, an option to lease, a lease, fee title, leasehold title, or otherwise, the parcel of land located between the northern property boundary of the Leased Premises and Dove Valley Road, as shown on Exhibit A (the "North Parcel"), Landlord covenants and agrees that it shall not permit the use or operation of the North Parcel for the sale of food for off-premises consumption, and that no store located on the North Parcel shall sell, or be permitted by Landlord to sell, food for off-premises consumption.

     Notwithstanding the preceding sentence, stores other than Tenant's store may devote up to, but not more than, the less of
(a) one thousand five hundred (1,500) square feet of sales area (including aisle space adjacent thereto), or (b) sales area
(including aisle space adjacent thereto) of up to ten percent (10%) of the total square footage of the store, to the sale of food for off-premises consumption, prescription pharmacy merchandise and pet food, provided, however, that the store operated from Building 11 may devote up to two thousand five hundred (2,500) square feet of sales area (including aisle space adjacent thereto) to the sale of food for off-premises consumption, except that candy, soda and seasonal promotional food items shall not be subject to the 2,500 square foot limitation set forth herein. Furthermore, the provisions of this
Section 12.2. shall not be deemed to prohibit a restaurant (as permitted and defined in Section 11.2.) from selling food prepared on premises for off-premises consumption, subject, however, to the provisions of Section 12.1 and Landlord may permit not more than three (3) shop spaces within Building 6 and not more than three (3) shop spaces within the eastern portion of Building 3, containing not more than one thousand two hundred square feet (1,200) of building area each, to incidental food uses such as, by way of example only, a donut shop, bagel shop, ice cream shop, yogurt shop, smoothie shop, candy shop, cookie shop or coffee shop. In addition to the provisions of Section 12.3., Tenant shall have the right to enforce its rights under the provisions of this Section 12.2. against (x) the owner, tenant, or occupant of any other store located in the Shopping Center if the store violates Tenant's exclusive right under this
Section 12.2. against the sale of food for off-premises consumption (y) the owner, tenant or occupant of any other store located in the Shopping Center if the store violates Tenant's exclusive right under this Section 12.2. against the sale of prescription pharmacy merchandise, and (c) the owner, tenant or occupant of any other store located in the Shopping Center if the store violates Tenant's exclusive right under this Section 12.2. against the sale of pet food."

     For purposes of the Safeway Lease, the "single-hatched area" located on Exhibit C includes the premises designated as Safeway, Building 6 and the eastern portion of Building 3 (which portion contains 7,492 square feet of Floor Area) and the "dotted area" located on Exhibit C includes Pad 3, Pad 2, Building 1, Building 2 and the western portion of Building 3 (which portion contains 9,030 square feet of Floor Area).

                         VALLEY VITAMINS

Section 9.1(b): Landlord shall not execute any lease for premises within the Project to any other tenant whose primary use is the retail sale of health related products and vitamins.

                       COLD STONE CREAMERY

Section 9.1(b): Landlord shall not execute any lease for premises within the Project to any other tenant whose primary use is the retail sale of ice cream and frozen yogurt.


                              LEASE


                             BETWEEN


              Donahue Schriber Realty Group, L.P.,
                 a Delaware limited partnership

                            Landlord


                               and

      Arizona Furniture Corporation, a Nevada corporation,
                     dba "Kincaid Furniture"


                             Tenant










                    The Summit at Scottsdale
                             Project
                     _______________________
                              Date



                           LEASE

               TABLE OF CONTENTS             PAGE


ARTICLE 1. - BASIC LEASE PROVISIONS                             1

ARTICLE 2. - PREMISES                                           2

ARTICLE 3. - TERM                                               2

ARTICLE 4. - POSSESSION AND CONSTRUCTION                        2

ARTICLE 5. - RENTAL                                             3

ARTICLE 6. - TENANT FINANCIAL DATA                              4

ARTICLE 7. - TAXES                                              4

ARTICLE 8. - UTILITIES                                          5

ARTICLE 9. - TENANT'S CONDUCT OF BUSINESS                       5

ARTICLE 10. - MAINTENANCE, REPAIRS AND ALTERATIONS              6

ARTICLE 11. - COMMON AREA                                       7

ARTICLE 12. - ASSIGNMENT AND SUBLETTING                         9

ARTICLE 13. - PROMOTIONAL CHARGE; ADVERTISING                  10

ARTICLE 14. - INSURANCE                                        10

ARTICLE 15. - DAMAGE                                           12

ARTICLE 16. - EMINENT DOMAIN                                   13

ARTICLE 17. - DEFAULTS BY TENANT                               13

ARTICLE 18. - SUBORDINATION, ATTORNMENT AND TENANT'S CERTIFICATE14

ARTICLE 19. - MATTERS OF RECORD                                14

ARTICLE 20. - MISCELLANEOUS                                    14



          EXHIBIT A -  GENERAL SITE PLAN
          EXHIBIT B -  PREMISES
          EXHIBIT C -  CONSTRUCTION PROVISIONS
          EXHIBIT D -  SIGN CRITERIA
          EXHIBIT E -  INTENTIONALLY OMITTED
          EXHIBIT F -  USE RESTRICTIONS AND EXCLUSIVES